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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 12 to the Registration Statement of The Diversified Investors Funds Group II on Form N-1A (File Nos. 333-00295 and 811-07495) of our reports dated February 19, 2001 relating to the financial statements and financial highlights of The Diversified Institutional Funds Group and The Diversified Institutional Strategic Allocation Funds and our report dated February 16, 2001 relating to the financial statements and financial highlights of Diversified Investors Portfolios, which appear in the 2000 Annual Report of The Diversified Institutional Funds Group and The Diversified Institutional Strategic Allocation Funds. We also consent to the incorporation by reference of our reports dated February 19, 2001 relating to the financial statements and financial highlights of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds, which appear in the 2000 Annual Report of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.



PricewaterhouseCoopers LLP



New York, New York
April 30, 2001

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                                                                     Exhibit (j)


                        CONSENT OF INDEPENDENT AUDITORS


The Shareholders and Board of Trustees of
Diversified Investors Funds Group:

To the Interestholders and Board of Trustees of Master Investment Portfolio:

We consent to the use of our report dated February 9, 2001 on the statement of assets and liabilities of S&P 500 Index Master Portfolio (a portfolio of Master Investment Portfolio) as of December 31, 2000, and the related statement of operations, statements of changes in net assets and financial highlights for each of the years or periods presented in the annual report, incorporated by reference in Post-Effective Amendment No. 12, to Registration Statement (No. 333-00295) on Form N-1A under the Securities Act of 1933.

We also consent to the references to our firm under the heading, "Independent Accountants", as independent auditor of the S&P 500 Index Master Portfolio, in the statement of additional information.


/s/ KPMG LLP


San Francisco, California
April 27, 2001